CERTIFICATIONS PURSUANT TO SECTION 906	EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Money Market Trust – Western Asset New York Municipal Money Market Fund (the “Registrant”), each certify to the best of his knowledge that:

     1.      The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2009 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Money Market Trust –	Legg Mason Partners Money Market Trust-
Western Asset New York	Western Asset New York
Municipal Money Market Fund	Municipal Money Market Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: November 27, 2009	Date: November 27, 2009

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.